                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             NOODLE KIDOODLE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             NOODLE KIDOODLE, INC.
                       6801 JERICHO TURNPIKE -- SUITE 100
                            SYOSSET, NEW YORK 11791
     ---------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 13, 1999
     ---------------------------------------------------------------------

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Noodle Kidoodle, Inc. (the "Company"), which will be held at The Chase Manhattan Bank, 395 North Service Road, Melville, New York, Media Room, Lower Level, on Tuesday, July 13, 1999 at 3:00 p.m. local time for the following purposes:

     1. to elect three Class 2 Directors, each to serve for a term of three years.

     2. to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 17, 1999 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting or at any adjournment thereof.

                                          By Order of the Board of Directors,

                                          STANLEY GREENMAN
                                          Chairman of the Board

Syosset, New York
May 28, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                             NOODLE KIDOODLE, INC.
                       6801 JERICHO TURNPIKE -- SUITE 100
                            SYOSSET, NEW YORK 11791
                    ---------------------------------------

                                PROXY STATEMENT
                                 JULY 13, 1999
                    ---------------------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Noodle Kidoodle, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company which has been scheduled for Tuesday, July 13, 1999 and any adjournment or adjournments thereof. The shares represented by each properly executed proxy solicited by the Board of Directors and received by the Company will be voted as specified by the stockholder on the proxy. If no such specification is made, such shares will be voted (i) FOR the election, as Directors of the Company, of the three nominees named below, and (ii) in accordance with the judgment of the person or persons voting such proxies with respect to such other matters, if any, as may properly come before the meeting. Any such proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy or by voting in person at the meeting (after having notified the Secretary at any time prior to the voting of the proxy).

     This proxy statement and the accompanying form of proxy are being mailed to stockholders of the Company on or about May 28, 1999. The Annual Report of the Company for the fiscal year ended January 30, 1999 is being mailed to stockholders concurrently with this proxy statement. The principal executive offices of the Company are located at 6801 Jericho Turnpike, Suite 100, Syosset, New York 11791.

     Following the original mailing of proxy soliciting material, executive and other employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries who are record holders of the Company's Common Stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company may reimburse such record holders for their reasonable expenses incurred in such forwardings. The cost of soliciting proxies in the enclosed form will be borne by the Company.

                RECORD DATE, VOTING RIGHTS AND VOTING PROCEDURES

     Only holders of record of the Company's Common Stock at the close of business on May 17, 1999 are entitled to receive notice of, and to vote at, the meeting. At the close of business on May 17, 1999, there were outstanding and entitled to vote 7,603,240 shares of Common Stock. Each holder of record of Common Stock on the record date will be entitled to one vote for each share registered in such stockholder's name on each of the matters to come before the meeting.

     The holders of the Company's Common Stock vote as a single class with regard to all matters to be voted upon at the Annual Meeting.

     Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more of the Company's nominees for Director. The Company's By-Laws require the presence of a quorum for the Annual Meeting, defined here as a majority of the shares of the Company's Common Stock issued and outstanding. Votes withheld from Director nominees and abstentions will be counted in determining whether a quorum has been reached, as will broker non-votes, which are described below.

     Assuming a quorum is present in person or by proxy at the Annual Meeting, stockholders will vote on the election of Directors.

     Pursuant to the Company's By-Laws, Directors shall be elected by the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy; this means that a vote withheld from a particular nominee or nominees will have the effect of a vote against such nominee.

     Abstentions are counted in determining the number of votes present at the meeting; therefore, abstentions will have the effect of a vote against a nominee.

     Brokers holding shares in street name for beneficial owners must vote those shares according to specific instructions they receive from the owners. Under applicable rules, if specific instructions are not received, however, brokers have the authority to vote the shares in their discretion on certain "routine" matters. Absent specific instructions from the beneficial owner in the case of "non-routine" matters, the brokers may not vote the shares. The election of Directors is considered a "routine" matter upon which brokers may vote, in their discretion, absent specific instructions from the beneficial owners of the shares.

     At the Annual Meeting, voting will be tabulated by inspectors of election appointed by the Chairman of the Company's Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     As of May 17, 1999, the following persons were known by the Company to own beneficially (as defined under applicable rules of the Securities and Exchange Commission) more than 5% of the Company's Common Stock:

              NAME AND ADDRESS OF                 AMOUNT AND NATURE OF    PERCENT
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP    OF CLASS
              -------------------                 --------------------    --------
Dimensional Fund Advisors.......................        449,800(1)         5.9%
1299 Ocean Avenue -- Suite 650
Santa Monica, California 90401

------------------------------------

1. Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999. Such Schedule states that Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager of certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

MANAGEMENT

     As of May 17, 1999 each Director and nominee for Director of the Company, and the Named Officers (as defined in "Executive Compensation" below) and executive officers, nominees and directors of the Company as a group, beneficially owned (as defined under applicable rules of the Securities and Exchange Commission) shares of the Company's Common Stock as follows:

                                                                         PERCENT OF
                                              AMOUNT AND NATURE OF      CLASS AS OF
                                             BENEFICIAL OWNERSHIP(1)    MAY 17, 1999
                                             -----------------------    ------------
Stanley Greenman...........................          337,685(2)              4.4%
Stewart Katz...............................          316,607(3)              4.2%
Lester Greenman............................          221,000                 2.9%
Robert Stokvis.............................           33,500                 *
Kenneth S. Betuker.........................           21,600                 *
Barry W. Ridings...........................           17,000                 *
Robin L. Farkas............................           16,000                 *
Joseph A. Madenberg........................           14,000                 *
Melvin C. Redman...........................            7,000                 *
All executive officers, nominees and
  directors, as a group (9 persons)........          984,392                12.9%

------------------------------------

* Less than 1%

1. Includes shares issuable upon exercise of options currently exercisable or exercisable within 60 days from May 17, 1999 as follows: Stanley Greenman (60,000), Stewart Katz (60,000), Lester Greenman (16,000), Robert Stokvis (11,000), Barry W. Ridings (16,000), Joseph A. Madenberg (11,000), Robin L. Farkas (11,000), Kenneth S. Betuker (15,000) and Melvin C. Redman (7,000).

2. Includes 18,750 shares owned of record by Ari Greenman, Mr. Greenman's son, with respect to which Mr. Greenman disclaims beneficial ownership.

3. Includes 181,200 shares owned of record and beneficially by Stewart Katz's wife and 37,907 shares owned of record by Bradley and Brian Katz, Mr. Katz's sons, with respect to which Mr. Katz disclaims beneficial ownership.

     Except as noted in the footnotes to the two tables above, to the Company's knowledge, the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

     Management controls, in the aggregate, approximately 12.9% of the outstanding Common Stock of the Company. Management intends to vote its Common Stock in favor of the three nominees for Director set forth below.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with during the fiscal year ended January 30, 1999.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and By-Laws, the number of Directors of the Company is currently set at eight members, classified into three classes, which classes have staggered three year terms. The Board of Directors proposes the election, as Class 2 Directors, of the three nominees listed below. Class 2 Directors elected at the Annual Meeting will serve until the 2002 Annual Meeting, and until their successors have been elected and qualified.

     The terms of office of the Class 1 Directors and Class 3 Directors currently serving on the Board will continue until the 2001 and 2000 Annual Meetings respectively.

     Unless the stockholder specifies in the proxy that authority to vote is withheld, proxies will be voted for all of the nominees named below. In the event any nominee is unable to or declines to serve as Director at the time of the Annual meeting, proxies that do not withhold authority to vote for all nominees may be voted for any substitute nominee selected by the Board of Directors. The Board has no reason to believe, at this time, that any of the persons named will be unable or unwilling to serve if elected.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION
                         OF THE NOMINEES LISTED BELOW.

     The following table sets forth information about the nominees for election as Directors and about the Directors who will continue in office, including their principal occupations. Information relating to the number of shares of the Company's Common Stock beneficially owned by each current Director and nominees, and by all current Directors and executive officers of the Company as a group, is set forth above under "Security Ownership of Certain Beneficial Owners and Management."

                            NOMINEES FOR ELECTION AS
                 CLASS 2 DIRECTORS TO SERVE UNTIL 2002 MEETING

ROBIN FARKAS                                                 DIRECTOR SINCE 1993

     Mr. Farkas, age 65, is currently a self-employed private investor. From March 1994 to March 1995, Mr. Farkas was director of Dormitory Authority of the State of New York and from 1984 to 1992, he was Chairman of the Board, Chief Executive Officer of Alexanders, Inc. (mass merchandise retail chain). Mr. Farkas is also a member of the boards of directors of Insignia Financial Group, Inc., and Refac Technology Corp.

STEWART KATZ(1)                                              DIRECTOR SINCE 1973

     Mr. Katz, age 58, has been the President, Chief Operating Officer and Assistant Secretary of the Company since 1977. Mr. Katz has been an employee of the Company since 1970.

ROBERT STOKVIS                                               DIRECTOR SINCE 1991

     Mr. Stokvis, age 51, has been the owner and President of Stokvis Enterprises, Inc. (investments) for more than the past five years. Mr. Stokvis is also the Chairman of the Board of First Choice Copy (electronic printing business) and Chairman of the Board of Red Rose Legal Copy Centers Inc. (legal copy services).

                 CLASS 3 DIRECTORS TO SERVE UNTIL 2000 MEETING

STANLEY GREENMAN(1)                                          DIRECTOR SINCE 1976

     Mr. Greenman, age 50, has been Chairman of the Board, Chief Executive Office and Treasurer of the Company since 1990. Mr. Greenman has been an employee of the Company since 1969.

JOSEPH MADENBERG                                             DIRECTOR SINCE 1993

     Mr. Madenberg, age 62, has been the President of Joseph A. Madenberg, Inc. (retail management consulting firm) since 1968. Until his retirement in December 1992, Mr. Madenberg was a Professor of Business Administration at Suffolk County Community College.

                 CLASS 1 DIRECTORS TO SERVE UNTIL 2001 MEETING

LESTER GREENMAN(1)                                           DIRECTOR SINCE 1994

     Mr. Greenman, age 44, has been Vice President, Israel Infinity Fund LP (investments in startup internet and software companies) since November, 1998. Prior to this, he was a consultant in the entertainment software industry from March, 1997-November, 1998; served as Senior Vice President of Software Publishing for Marvel Entertainment Group, Inc. from September, 1996 to March, 1997; Vice President of Legal and Business Affairs of Sony Electronic Publishing Company ("SEPC") from 1993-1996; Director of Legal and Business Affairs for SEPC from 1992-1993; and as Counsel to SEPC from 1991-1992; and served as Assistant United States Attorney in the Southern District of New York from 1990 to 1991.

MELVIN C. REDMAN                                             DIRECTOR SINCE 1997

     Mr. Redman, age 48, has been the President and Chief Operating Officer of Doctor's Community Healthcare Corporation (owners of several hospitals in the U.S.) since January, 1999. Prior to this, he was the founder and President of Alliance Consulting, Inc. (management consulting firm) since November, 1995; and is the founder and has served as sole proprietor of Redman & Associates (management consulting firm) since September, 1995. From 1978 until his retirement in June, 1995, he served in a variety of management positions at Wal-Mart Stores, Inc. (mass merchandise retail chain). Mr. Redman's positions at Wal-Mart included the following: Senior Vice President Store Operations in 1995; Senior Vice President and CEO in 1994; Senior Vice President from 1992-1993; and Senior Vice President Store Planning and Operations Systems from 1990-1992.
------------------------------------
(1) Stanley Greenman and Lester Greenman are brothers. Stewart Katz is the brother-in-law of Stanley Greenman and Lester Greenman.

BARRY W. RIDINGS                                             DIRECTOR SINCE 1994

     Mr. Ridings, age 46, has been a Managing Director of BTAlex.Brown (investment banking and securities brokerage firm) since 1990 and was a Managing Director at Drexel Burnham Lambert from 1986 to 1990. Mr. Ridings is also a member of the boards of directors of New Valley Corporation, Siem Industries, Inc., and Furr's/Bishop's, Inc.

       BOARD OF DIRECTORS COMMITTEES, MEETINGS AND DIRECTOR COMPENSATION

     Executive Committee: The Executive Committee is currently comprised of Stanley Greenman, Stewart Katz and Joseph Madenberg. The Executive Committee meets between Board meetings when necessary and has the authority to act, within limits set by the Board of Directors, on behalf of the Board of Directors in connection with substantially all operating matters. The Executive Committee did not hold any meetings during the fiscal year ended January 30, 1999.

     Audit Committee: The Audit Committee is currently comprised of Robin Farkas, Barry Ridings, and Robert Stokvis. The Audit Committee meets with the Company's independent auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of the annual audit and other services before being undertaken by the Company's independent auditors, and reviews the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee communicates any findings or recommendations to the Board. The Audit Committee held 2 meetings during the fiscal year ended January 30, 1999.

     Compensation and Stock Option Committee: The Compensation and Stock Option Committee is currently comprised of Robin Farkas, Joseph Madenberg and Robert Stokvis. The primary function of the Compensation and Stock Option Committee is to review and approve the compensation of certain officers of the Company, and to review and approve the granting of stock options to officers and other key members of management. The Compensation and Stock Option Committee held 6 meetings during the fiscal year ended January 30, 1999.

     The Company does not have a standing nominating committee or a committee performing similar functions.

     During the fiscal year ended January 30, 1999, the Board of Directors held 6 meetings. Directors as a whole attended approximately 88% of the aggregate of all Board and Committee meetings (with respect to Committees of which they were members, excluding the Executive Committee, for which no attendance records are maintained). Messrs. Farkas and Redman attended less than 75% of the combined Board and Committee meetings (with respect to the Committees of which they were members).

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive an annual fee of $5,000. In addition, for each Board meeting they attend, they receive a fee of $2,000 and for attendance at committee meetings which are held on a date other than that of a scheduled Board of Directors Meeting they receive a fee of $1,000.

     Under the Company's Outside Directors' 1994 Stock Option Plan (the "Plan"), as amended, Directors who are not employees of the Company are issued an option to purchase 5,000 shares of Common Stock of the Company upon initial election to the Board of Directors. Each year thereafter, on April 26th, non-employee Directors are automatically issued an option to purchase 6,000 shares of Common Stock of the Company. The options granted under the Plan have a term of 5 years and become exercisable as to 50% of the shares on the first anniversary of the date of the grant and as to the remaining 50% on the second anniversary of the date of grant.

     Mr. Bernard Greenman, a founder and former Chairman of the Company, passed away in April, 1994. Pursuant to a consulting agreement, dated January 31, 1990, by and between the Company and Bernard Greenman, the Company is required to provide coverage or reimbursement for all medical and dental expenses, incurred by Mr. Greenman's widow, Phyllis Greenman, during her lifetime.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are Stanley Greenman and Stewart Katz, for whom certain background information is set forth above under "Election of Directors," and Kenneth S. Betuker.

     Mr. Betuker, age 46, has been the Vice President, CFO and Secretary of the Company since December, 1996. For more than five years prior thereto, he was the Executive Vice President, Chief Financial and Administrative Officer and Treasurer of First National Supermarkets, Inc., (retail supermarket chain) a wholly owned subsidiary of Royal Ahold N.V.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services, in all capacities for the fiscal years ended January 30, 1999 ("fiscal 1999"), January 31, 1998 ("fiscal 1998"), and February 1, 1997 ("fiscal 1997"), of those persons who were, at the end of fiscal 1999, the Chief Executive Officer and the only other executive officers of the Company whose compensation for fiscal 1999 exceeded $100,000 (collectively, the "Named Officers").

                                       ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                            ------------------------------------------   ---------------------------------
                                                          OTHER ANNUAL   RESTRICTED                           ALL OTHER
    NAME AND PRINCIPAL      FISCAL                        COMPENSATION     STOCK                    LTIP     COMPENSATION
         POSITION            YEAR     SALARY     BONUS        (1)          AWARDS     OPTIONS(#)   PAYOUTS       (2)
    ------------------      ------    ------     -----    ------------   ----------   ----------   -------   ------------
Stanley Greenman..........   1999    $300,000   $13,798       --            None        60,000      None       $238.00
Chairman of the Board,       1998    $275,000      None       --            None        60,000      None       $550.00
Chief Executive Officer      1997    $275,000      None       --            None          None      None       $252.00
and Treasurer
Stewart Katz..............   1999    $275,000   $12,647       --            None        60,000      None       $238.00
President,                   1998    $250,000      None       --            None        60,000      None       $596.00
Chief Operating Officer      1997    $250,000      None       --            None          None      None       $259.00
and Assistant Secretary
Kenneth S. Betuker........   1999    $190,000   $ 5,749       --            None        20,000      None       $238.00
Vice President -- Chief      1998    $175,000      None       --            None         5,000      None          None
Financial Officer and        1997    $ 23,558      None       --            None        25,000      None          None
Secretary

------------------------------------
(1) The aggregate amount of perquisites and other personal benefits paid to each of the Named Officers for fiscal 1999 did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of fiscal 1999, 1998 and 1997 or $50,000; such amounts are, therefore, not reflected in the table.

(2) Represents matching contributions made by the Company under the Company's 401(k) Plan.

OPTION GRANTS TABLE FOR FISCAL 1999

     The following table sets forth information concerning stock option grants made during fiscal 1999 to the Named Officers. These grants are also reflected in the Summary Compensation Table. In accordance with SEC rules, a repricing of outstanding options is treated as a new grant. Also in accordance with the SEC rules, the hypothetical gains or "options spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustrative purposes; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. The Company has not granted any stock appreciation rights.

                                                 INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE OF
                               -----------------------------------------------------           ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                             % OF TOTAL                                            FOR OPTION TERM
                               NUMBER OF      OPTIONS                                   -------------------------------------
                               SECURITIES    GRANTED TO                                        5%                  10%
                               UNDERLYING   EMPLOYEES IN     EXERCISE                   -----------------   -----------------
                                OPTIONS     FISCAL YEAR       PRICE       EXPIRATION    STOCK   POTENTIAL   STOCK   POTENTIAL
            NAME               GRANTED(#)     1998(1)      ($-SHARE)(2)    DATE(3)      PRICE     VALUE     PRICE     VALUE
            ----               ----------   ------------   ------------   ----------    -----   ---------   -----   ---------
Stanley Greenman.............    60,000          22%          $4.13        9/10/03      $5.26    $68,100    $6.64   $150,900
Stewart Katz.................    60,000          22%          $4.13        9/10/03      $5.26    $68,100    $6.64   $150,900
Kenneth S. Betuker...........    20,000         7.5%          $4.13        9/10/03      $5.26    $22,700    $6.64   $ 50,300

------------------------------------
(1) During fiscal 1999, options to purchase a total of 267,600 shares were granted to 196 employees.

(2) The exercise price of the options granted was equal to the fair market value of the underlying stock on the date of grant.

(3) Grants become exercisable in equal installments on the first four anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events. See "Executive Compensation-Employment Agreements."

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUE
TABLE

     The following table provides information concerning all exercises of stock options during fiscal 1999 by the Named Officers and the fiscal year-end value of unexercised options on an aggregated basis. The Company has not granted any stock appreciation rights.

                                                              NUMBER OF SECURITIES                VALUE OF
                                                             UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                             OPTIONS AT 01/31/98(#)       OPTIONS AT 01/31/98($)(1)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   -----------   -----------   -------------   -----------   -------------
Stanley Greenman.........       None             N/A         45,000         105,000        $94,800       $323,400
Stewart Katz.............       None             N/A         45,000         105,000        $94,800       $323,400
Kenneth S. Betuker.......       None             N/A         13,750          36,250        $20,713       $ 85,513

------------------------------------
(1) Options are "in-the-money" if on January 30,1999, the market price of the Common Stock ($6.938) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by the options on January 30, 1999 and the aggregate exercise price of such options.

EMPLOYMENT AGREEMENTS

     As of February 1, 1998, the Company entered into employment agreements with Stanley Greenman and Stewart Katz (collectively, the "Employment Agreements").

     Each of the Employment Agreements provides for employment until January 31, 2001 and annual base salaries for Messrs. Greenman and Katz of $300,000 and $275,000 respectively, in each case subject to increases determined by the Compensation and Stock Option Committee and approved by the Board of Directors. In addition, each of the Employment Agreements, provide that in the event of a Change in Control of the Company (as defined in such agreements) which results in an actual or constructive termination of employment (as defined in such agreements), such terminated officer is entitled to receive severance pay equal to the difference between 299% of his respective average annual compensation for the prior five calendar years and the present value of all other payments received by him which would be considered as contingent on a change in control. Exercisability of certain stock options held by the Named Officers would also be accelerated by actual or constructive termination or hostile takeover events and the value of such accelerated options would be included in the aforementioned 299%.

     In addition, the Employment Agreements provide for the participation in the Company's Bonus Incentive Plan by Mr. Greenman and Mr. Katz (each an "Executive").

     The Employment Agreements also provide that each Executive will be eligible for grants of stock options to acquire shares of Common Stock of the Company pursuant to the Company's 1994 Stock Incentive Plan.

     On April 15, 1999, the Board of Directors accepted a recommendation made by the Compensation and Stock Option Committee to increase salaries for Messrs. Greenman and Katz, effective February 1, 1999 to $330,000 and $302,500 respectively.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report was prepared by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") which is presently composed of independent Directors who are not employees of the Company. The Committee determines the compensation of the two most senior executive officers (Mr. Stanley Greenman and Mr. Stewart Katz) and approves the policies and parameters applicable to such compensation. The current members of the Committee are Robin Farkas, Joseph Madenberg and Robert Stokvis. All of the members have served on the Committee throughout fiscal 1999.

     Compensation Principles. In determining the amount and composition of executive compensation, the Committee is guided by the following fundamental objectives: 1) to ensure that salaries and benefits are at levels which enable the Company to attract and retain high-quality employees necessary to the success of the Company; 2) to provide rewards through bonus and other incentive plans which are closely linked to Company performance; and 3) to provide stock-based long term incentives that link the compensation of executives to stock appreciation. In order to implement these objectives, the Company has established both short-term and long-term components of executive compensation.

     The Salary Component. Messrs. Greenman and Katz have each entered into an employment agreement with the Company, which provides for his employment until January 31, 2001. Each of the contracts provides for a stated annual salary for the term of the agreement, subject to increases determined by the Committee and approved by the Board of Directors. See "Executive Compensation -- Employment Agreements" for a discussion of the employment agreements.

     In considering whether to recommend salary increases for each of the Named Officers, the following qualitative and quantitative factors are considered, by the Committee, in the case of Messrs. Greenman and Katz, and by management of the Company, in the case of Mr. Betuker: job level and responsibility, recent corporate performance, including results of operations; success in implementing corporate strategy and long-term goals; and development of future strategies.

     The Bonus Component. The Company adopted a Bonus Incentive Plan (the "BIP") for fiscal 1999. In the Company's home office and distribution center, certain salaried employees are entitled to benefits under the BIP. The purpose of the BIP is to provide an incentive for the Company to achieve profitability in excess of its budgeted results. In April 1999, $734,000 was paid to eligible participants of the BIP based upon the Company's performance in fiscal 1999.

     Stock Option Program. Stock option grants have been an integral part of the Company's long-term executive compensation strategy; they are used as a means of aligning the long-term interests of the Company's executives with those of its stockholders.

     In determining an appropriate stock option grant, the Committee considers the executive's position and responsibility, the executive's contribution toward the Company's performance and the executive's expected contribution toward meeting the Company's long-term strategic goals. Any value received by the executive from an option grant depends completely upon the increase in the price of the Company's stock. Consequently, the value of the compensation is directly aligned with increased stockholder value.

     The Company's 1994 Stock Incentive Plan (the "1994 Plan") provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock, performance shares, and, restricted stock units to such officers and other employees of the Company and its subsidiaries (including employees who are directors), and to such consultants to the Company as the Committee shall, in its discretion, select. The option exercise price will be established by the Committee, provided that the option exercise price will be no less than 75% of the closing price of Common Stock on the date of grant or, in the case of incentive stock options, 100% of such closing price. Each stock option granted under the 1994 Plan will be exercisable during the period fixed by the Committee; however, options will generally not be exercisable less than one year after the date of grant and no incentive stock option may be exercised more than ten years after the date of grant. Unless the Committee expressly provides otherwise, an option will become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the date of grant. Such vesting schedule may be accelerated in the event of a "Change in Control" as defined in the 1994 Plan.

     Options to purchase shares were granted to each of the Named Officers during fiscal 1999. See "Options Grants Table for Fiscal 1999."

     Chief Executive Officers' Compensation. As described above, Stanley Greenman has entered into an employment agreement with the Company that expires on January 31, 2001. Mr. Greenman's contract provides for a stated annual salary, subject to increases determined by the Committee and approved by the Board of Directors. In determining Mr. Greenman's salary for fiscal 1999, the Committee considered the qualitative and quantitative factors described above in the section entitled "The Salary Component" as well as the fact that Mr. Greenman had received only one salary increase since 1989.

Members of the Compensation and Stock Option Committee during fiscal 1999:

     ROBIN FARKAS              JOSEPH MADENBERG              ROBERT STOKVIS

PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return on the Company's Common Stock over a 5-year period with the return on the Nasdaq Stock Market Total Return Index ("Nasdaq Stock Market-US"), and a group of issuers in specialty retail businesses ("Peer Group")(1)
[PERFORMANCE GRAPH]

                                                    NOODLE KIDOODLE,                                          NASDAQ STOCK
                                                          INC.                     PEER GROUP                 MARKET (U.S.)
                                                    ----------------               ----------                 -------------
1/94                                                       100                         100                         100
1/95                                                        65                          84                          95
1/96                                                       130                          72                         135
1/97                                                        46                          84                         177
1/98                                                        57                          94                         209
1/99                                                        97                          68                         326

------------------------------------
(1) The Peer Group is comprised of the following specialty retail issuers, as adjusted for relative market capitalization: Just for Feet, Inc.; Toys R Us, Inc.; West Marine, Inc.; Mens Wearhouse, Inc.; Piercing Pagoda, Inc.; Petco Animal Supplies, Inc.; and Barnes & Noble, Inc. During fiscal 1997, the stock of Bailey Corp., a former member of the peer group, ceased to be publicly traded.

                           INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Janover, Rubinroit LLC, independent certified public accountants, has audited the Company's financial statements for the fiscal year ended January 30, 1999 and for more than five years prior thereto. The Board of Directors has appointed this firm independent accountants for the Company for the fiscal year ending January 29, 2000.

     A representative of Janover, Rubinroit LLC is expected to be present at the meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for the 2000 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 6801 Jericho Turnpike, Suite 100, Syosset, New York 11791, not later than January 25, 2000 for inclusion in the 2000 proxy statement and form of proxy. In order to avoid controversy, stockholders should submit any proposals by means, including electronic means, that permit them to prove the date of delivery.

     Pursuant to the Company's By-Laws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder's notice must be delivered to, or mailed to and received by, the Company at its principal executive offices not less than 100 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the (A) the 100th day prior to the scheduled date of such Annual Meeting, or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company.

     A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting; (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the Stockholder proposing such business, (iii) the class and number of shares of the Company's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Company registered in such stockholder's name on such books, and the class and number of shares of the Company's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Company's capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

     The deadlines described above are calculated by reference to the date the proxy materials for this year's Annual Meeting were first mailed to stockholders. If the Board of Directors changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform the stockholders of such a change and the effect of such a change on the deadlines given above by including a notice under Item 5 in the Company's earliest possible quarterly report on Form 10-QSB, or if that is impracticable, then by any means reasonably calculated to inform the stockholders.

                                 OTHER MATTERS

     Other than the matters specified above, the Company is unaware of any matter that will be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                                          On behalf of the Board of Directors,

                                          STANLEY GREENMAN
                                          Chairman of the Board

Syosset, New York
May 28, 1999

                                      PROXY

                              NOODLE KIDOODLE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JULY 13, 1999

     The undersigned stockholder of NOODLE KIDOODLE, INC. hereby appoints STANLEY GREENMAN, STEWART KATZ, and JOSEPH MADENBERG or any of them, with full power of substitution in each, attorneys and proxies for the undersigned, to vote all the shares of Common Stock of Noodle Kidoodle, Inc. which the undersigned could vote if personally present at the Annual Meeting of Stockholders thereof to be held at Chase Bank, 395 North Service Road, Melville, New York on July 13, 1999 at 3:00 o'clock in the afternoon and at any adjournment or adjournments thereof for the purposes of (1) electing three directors; and (2) transacting such other business as may properly come before the meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

1.    ELECTION OF DIRECTORS

      CLASS 2 DIRECTORS TO SERVE UNTIL 2002 ANNUAL MEETING
      Robin Farkas, Stewart Katz, Robert Stokvis

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.




                           If not otherwise specified, this Proxy will be voted FOR the nominees as indicated, and with discretionary authority on such other business as may properly come before the meeting and any adjournment or adjournments thereof.


                           Dated: ________________________________________, 1999




                                               Signature



                                               Signature


                           (Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, EACH holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.